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                                                                    EXHIBIT 3.19

                          CERTIFICATE OF INCORPORATION
                                       of
                            Value-Med Products, Inc.

                                     * * * *

            1. The name of the corporation is Value-Med Products, Inc.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

            3. The nature or the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

            5A. The name and mailing address of each incorporator is as follows:

     NAME                            MAILING ADDRESS
     ----                            ---------------

L. J. Vitalo                       Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

K. A. Widdoes                      Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

D.M. Dembkowski                    Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

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            5B. The name and the address of each director is as follows:

                 NAME                                MAILING ADDRESS
                 ----                                ---------------
            Thomas E. Carroll                      One MEDIQ Plaza
                                                   Pennsauken, NJ 08110

            Jay Kaplan                             One MEDIQ Plaza
                                                   Pennsauken, NJ 08110

            Alan S. Einhorn                        One MEDIQ Plaza
                                                   Pennsauken, NJ 08110

            6. The corporation is to have perpetual existence.

            7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

            8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

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            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this l3th day of July, 1995.


                                         /s/ L. J. Vitalo
                                        ------------------------


                                         /s/ K. A. Widdoes
                                        ------------------------


                                         /s/ D.M. Dembkowski
                                        ------------------------